Zymergen Reports Preliminary First Quarter 2022 Financial Results

Emeryville, Calif., May 12, 2022 – Biotechnology company Zymergen Inc. (“Zymergen” or the “Company”), today reported preliminary financial results for the first quarter ended March 31, 2022.

“Our mission at Zymergen is to partner with nature to make better products, a better way, for a better world. One of the key transformations we have made is to create a nimble, disciplined product development process,” said Zymergen’s interim CEO, Jay Flatley. “We now have the infrastructure to support great execution and the delivery of products across our three businesses of Advanced Materials, Drug Discovery and Automation.”

Preliminary First Quarter 2022 Financial Results
Total revenue for the first quarter of 2022 was $4.8 million, primarily relating to R&D service agreements and collaboration revenue.

Total operating expenses, including cost of revenue, for the first quarter of 2022 were $68.4 million.

Net loss in the first quarter of 2022 was $72.1 million.

Cash and cash equivalents were $337.0 million as of March 31, 2022, excluding restricted cash of $11.5 million.

The financial results presented in this press release are preliminary and unaudited. They are subject to the completion and finalization of Zymergen’s financial and accounting closing procedures. They reflect management’s estimates based solely upon information available to management as of the date of this press release. Further information learned during that completion and finalization may alter the final results. In addition, the preliminary results should not be viewed as a substitute for full quarter financial statements prepared in accordance with GAAP. There is a possibility that Zymergen’s first quarter financial results could vary materially from these preliminary results. Accordingly, you should not place undue reliance upon this preliminary information.

Webcast Information
Zymergen will host a conference call to discuss the preliminary first quarter 2022 financial results after market close on Thursday, May 12, 2022, at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at https://investors.zymergen.com/

About Zymergen
Zymergen is a biotech company that designs and produces molecules, microbes and materials for diverse end markets. We partner with nature to make better products, a better way, for a better world.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this press release. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements in this press release, include but are not limited to statements regarding the Company’s preliminary financial results, the Company’s strategy of pursuing continuous launches of breakthrough products, the potential for our advanced materials, drug discovery and automation businesses, the customer pipeline for our automation business, the potential benefits of our new product development process and our expectations for future operating expenses. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to, risks relating to the Company’s ability to successfully commercialize or generate revenue from its products; the Company’s ability to execute on its new strategic plan; the Company’s ability to identify commercial opportunities; the Company’s ability to attract automation customers; the effectiveness and rigor of the Company’s phase gates and product evaluation process; the Company’s ability to reduce its operating costs and extend its cash runway; and material differences between the Company’s actual financial results and the preliminary financial results presented herein. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other documents the Company subsequently files with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact
investors@zymergen.com

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$4,791	$3,735
Operating expenses:
Cost of service revenue	12,455	21,130
Research and development	28,739	39,811
Sales and marketing	3,638	6,872
General and administrative	23,705	19,331
Restructuring charges	(130)	—
Total operating expenses	68,407	87,144
Loss from operations	(63,616)	(83,409)
Other income (expense):
Interest income	51	43
Interest and other expense	(8,577)	(1,211)
Total other expense	(8,526)	(1,168)
Loss before income taxes	(72,142)	(84,577)
Benefit from (provision for) income taxes	26	(8)
Net loss	$(72,116)	$(84,585)
Net loss per share attributable to common stockholders, basic	$(0.70)	$(6.51)
Net loss per share attributable to common stockholders, diluted	$(0.70)	$(6.51)
Weighted-average shares used in computing net loss per share to common stockholders, basic	103,109,168	12,996,344
Weighted-average shares used in computing net loss per share to common stockholders, diluted	103,109,168	13,340,457

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of March 31, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$336,980	$386,105
Accounts receivable, billed and unbilled	2,399	3,085
Inventory	5,995	6,035
Other current assets	8,241	12,124
Total current assets	353,615	407,349
Property and equipment, net	56,004	53,799
Right-of-use assets	147,960	—
Goodwill	40,645	40,645
Intangible assets, net	7,929	8,529
Other assets	12,036	12,074
Total assets	$618,189	$522,396
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$27,754	$22,914
Short-term operating lease liabilities	7,285	—
Short-term debt, net	50,560	43,953
Other current liabilities	2,862	6,686
Total current liabilities	88,461	73,553
Long-term operating lease liabilities	181,168	—
Other long-term liabilities	4,496	40,357
Total liabilities	274,125	113,910
Total stockholders' equity	344,064	408,486
Total liabilities and stockholders' equity	$618,189	$522,396